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                                                                     EXHIBIT 3.1

                                    RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                         BIG LAKE FINANCIAL CORPORATION

     Big Lake Financial Corporation, whose original Articles of Incorporation were filed by the Florida Department of State on August 8, 1985 under the name of Big Lake Financial Corporation, does hereby amend and restate its Articles of Incorporation by filing the following Restated Articles of Incorporation, pursuant to Section 607.1007, of the Florida Business Corporation Act (the "Act").

                                    ARTICLE I

                                      Name

          The name of the Corporation is Big Lake Financial Corporation

                                   ARTICLE II

                                    Duration

          The Corporation shall exist perpetually, commencing August 8, 1985.

                                   ARTICLE III

                                     Purpose

          The general purpose of the Corporation shall be the transaction of any and all lawful business for which corporations may be incorporated under the Act. The Corporation shall have all of the powers enumerated in the Act and all such other powers as are not specifically prohibited to corporations for profit under the laws of the State of Florida.

                                   ARTICLE IV

                                  Capital Stock

    A.    Number and Class of Shares Authorized; Par Value.

          The Corporation is authorized to issue the following shares of capital stock:

          (1) Common Stock. The aggregate number of shares of common stock (referred to in these Restated Articles of Incorporation as "Common Stock")
which the Corporation shall have authority to issue is 1,000,000 with a par value of $0.01 per share.
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          (2) Preferred Stock. The aggregate number of shares of preferred stock
(referred to in these Restated Articles of Incorporation as "Preferred Stock") which the Corporation shall have authority to issue is 500,000 with a par value of $.01 per share.

     B.   Description of Preferred Stock.

     The terms, preferences, limitations and relative rights of the Preferred Stock are as follows:

          (1) Dividends on the outstanding shares of Preferred Stock shall be declared and paid or set apart for payment before any dividends shall be declared and paid or set apart for payment on the outstanding shares of Common Stock with respect to the same quarterly period. Dividends on any shares of Preferred Stock shall be cumulative only if and to the extent determined by resolution of the Board of Directors, as provided below. In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, the outstanding shares of Preferred Stock shall have preference and priority over the outstanding shares of Common Stock for payment of the amount, if any, to which shares of each outstanding series of Preferred Stock may be entitled in accordance with the terms and rights thereof and each holder of Preferred Stock shall be entitled to be paid in full such amount, or have a sum sufficient for the payment in full set aside, before any such payments shall be made to the holders of Common stock.

          (2) The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited (including, by way of illustration and not limitation, in excess of one vote per share), or without voting powers, and with such designations, preferences and relative participating, option or other rights, qualifications, limitations or restrictions, as shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in these Restated Articles of Incorporation or any amendment hereto, including (but without limiting the generality of the foregoing) the following:

               (a) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors; and

               (b) The rate and manner of payment of dividends payable on shares of such series, including the dividend rate, date of declaration and payment, whether dividends shall be cumulative, and the conditions upon which and the date from which such dividends shall be cumulative; and

               (c) Whether shares of such series shall be redeemed, the time or times when, and the price or prices at which, shares of such series shall be redeemable, the redemption price, the terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares; and

               (d) The amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; and

               (e) The rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock, other securities, or shares of any other class or series of Preferred Stock and the terms and conditions of such conversion or exchange; and

               (f) The voting rights, if any, and whether full or limited, of the shares of such series, which may include no voting rights, one vote per share, or such higher number of votes per share as may be designated by the Board of Directors; and

               (g) The preemptive or preferential rights, if any, of the holders of shares of such series to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or

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          hereafter authorized, or of any bonds, debentures, notes, or other securities of the Corporation, whether or not convertible into shares of stock with the Corporation.

               (3) Except in respect of the relative rights and preferences that may be provided by the Board of Directors as hereinbefore provided, all shares of Preferred Stock shall be identical, and each share of a series shall be identical in all respects with the other shares of the same series. When payment of the consideration for which shares of Preferred Stock are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable.

          C.   Common Stock Voting Rights.

               Each record holder of Common Stock shall be entitled to one vote for each share held. Holders of Common Stock shall have no cumulative voting rights in any election of directors of the Corporation.

          D.   Preemptive Rights.

               Holders of Common Stock shall not have as a matter of right any preemptive or preferential right to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or other securities of the Corporation, whether or not convertible into shares of stock of the Corporation.

                                    ARTICLE V

            Registered Office and Agent; Principal Place of Business

     The street address of the registered office of the Corporation shall be 1409 South Parrott Avenue, Okeechobee, Florida 34974, and the registered agent of the Corporation at such address shall be Joe G. Mullins. The principal place of business and the mailing address of the Corporation shall be 1409 South Parrott Avenue, Okeechobee, Florida 34974. The Corporation may change its registered agent, the location of its registered office, its principal place of business, or its mailing address, or any of the foregoing, from time to time without amendment of these Restated Articles of Incorporation.

                                   ARTICLE VI

                   No Action by Shareholders Without a Meeting

      Pursuant to Section 607.0704 of the Act, action required or permitted by the Act to be taken by shareholders of the Corporation may be taken only at an annual or special meeting of shareholders, and may not be taken by written consent or any other action.

                                   ARTICLE VII

                                    Directors

     The number of Directors of this Corporation shall be the number from time to time fixed by the shareholders or by the Directors, in accordance with the provisions of the bylaws of the Corporation, but at no time shall the number of Directors be less than one. Directors may be removed by shareholders only for cause. The Board of Directors of this Corporation shall be divided into three classes as equal in number as may be feasible, with the term of office of one class expiring each year. At each annual meeting of shareholders, successors to the Directors whose terms shall then expire shall be elected to hold office for terms expiring at the third succeeding annual meeting. In case of any vacancies, by reason of an increase in the number of directors or otherwise, each additional director may be elected by the Board of Directors to hold office until the end of the term he is elected to fill and until his successors shall have been elected and qualified in the class to which such director is assigned and for the term or remainder of the term of such class. Directors

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shall continue in office until others are chosen and qualified in their stead.
When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as equal in number as may be feasible. No decrease in the number of directors shall shorten the term of incumbent director.

                                  ARTICLE VIII

                                     Bylaws

         The power to adopt, alter, amend or repeal bylaws shall be vested in the Board of Directors.

                                   ARTICLE IX

                 Amendment of Restated Articles of Incorporation

         These Restated Articles of Incorporation may be amended in the manner from time to time provided by law and any right conferred upon the shareholders by any provision of these Restated Articles of Incorporation is hereby made subject to this reservation.

                                   CERTIFICATE

    The foregoing Restated Articles of Incorporation were duly adopted by the Board of Directors of the Corporation in accordance with the Act on March 20, 1997 and by the holders of the shares of Common Stock, being the sole shares entitled to vote thereon, in accordance with the Act, on March 20, 1997, and the number of votes cast for the foregoing Restated Articles of Incorporation was sufficient for approval by such holders of Common Stock.

         IN WITNESS WHEREOF, the undersigned Chairman of the Board, President and Chief Executive Officer of this Corporation has executed these Restated Articles of Incorporation on the 8th day of April, 1997.

                                  BIG LAKE FINANCIAL CORPORATION

                                  By:  /s/ Edwin E. Walpole, III
                                     -----------------------------------
                                  Edwin E. Walpole III
                                  Chairman of the Board, President and
                                  Chief Executive Officer

STATE OF FLORIDA                            )
COUNTY OF OKEECHOBEE                        )

         The foregoing instrument was acknowledged before me this 8th day of April , 1997, by Edwin E. Walpole III, Chairman of the Board, President and Chief Executive Officer, of Big Lake Financial Corporation, a Florida corporation, on behalf of the corporation. He is personally known to me and did not take an oath.

                                                 /s/  Eileen P. Casian
                                              --------------------------------
                                              (   Eileen P. Casian          )
                                               -----------------------------
                                              Print Name Below Signature
                                              Notary Public, State of Florida
                                              My Commission Expires:



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